Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oramed Pharmaceuticals Inc. of our report dated November 27, 2018 relating to the financial statements, which appears in Oramed Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended August 31, 2018.

Tel-Aviv, Israel	/S/ Kesselman & Kesselman
October 23, 2019	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited